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                                                                                                       Exhibit 32.1


                                     STATEMENT OF CHIEF EXECUTIVE OFFICER AND
                               CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. ss. 1350

         In  connection  with the  Quarterly  Report on Form 10-Q for the  period  ended  June 30,  2008 (the "Form
10-Q") of Grayson Bankshares,  Inc. (the "Company"), we, Jacky K. Anderson, Chief Executive Officer of the Company,
and Blake M. Edwards,  Chief  Financial  Officer of the Company,  hereby  certify  pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

         (a)      the Form 10-Q fully complies with the  requirements  of Section 13(a) of the Securities  Exchange
         Act of 1934, as amended; and

         (b)      the  information  contained  in the Form 10-Q fairly  presents,  in all  material  respects,  the financial  condition and results of  operations of the Company as of and for the periods  presented in the
         Form 10-Q.



         By:      /s/ Jacky K. Anderson                           Date: August 14, 2008
                  -----------------------                               ---------------
                  Jacky K. Anderson
                  Chief Executive Officer



         By:      /s/ Blake M. Edwards                            Date: August 14, 2008
                  -----------------------                               ---------------
                  Blake M. Edwards
                  Chief Financial Officer



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